UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 2, 2007 (February 26, 2007)

BEA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22369	77-0394711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2315 North First Street, San Jose, CA	95131
(Address of Principal Executive Office)	(Zip Code)

(Registrant’s telephone number, including area code)

(408) 570-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 26, 2007, BEA Systems, Inc., a Delaware corporation (the “Company”) entered into a Land Purchase and Sale Agreement (the “Land Agreement”) with Tishman Speyer Development Corporation (“Tishman”), pursuant to which the Company agreed to sell, and Tishman agreed to purchase, the approximately 39.26 acres of land owned by the Company and located at North First Street, San Jose, California adjacent to the Company’s current corporate headquarters (the “Land”). Under the terms of the Land Agreement, on February 27, 2007, Tishman delivered into escrow a non-refundable deposit in the amount of $15 million and agreed to pay the balance of the purchase price, which along with the initial deposit totals $108 million, on or about March 29, 2007, in accordance with the terms and subject to typical conditions contained in the Land Agreement, including the delivery of deeds, title insurance and payment of closing costs.

The foregoing description of the Land Agreement is qualified in its entirety by reference to the Land Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer

Date: March 2, 2007